Exhibit 99.1

Sequential Brands Group Announces Fourth Quarter and Full Year 2015 Financial Results

•	Q4 Revenue increased 69% to $31.4 million vs. $18.6 million in the prior year quarter

•	Q4 Adjusted EBITDA increased 56% to $17.3 million vs. $11.1 million in the prior year quarter

•	Full Year Revenue increased 111% to $88.3 million vs. $41.8 million in the prior year

•	Full Year Adjusted EBITDA increased 122% to $53.4 million vs. $24.0 million in the prior year

NEW YORK, Feb. 24, 2016 -- Sequential Brands Group, Inc. ("Sequential" or the "Company") (Nasdaq:SQBG) today announced financial results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Results:

Total revenue for the fourth quarter ended December 31, 2015 increased to $31.4 million, compared to $18.6 million in the prior year quarter. Adjusted EBITDA for the fourth quarter was $17.3 million, compared to $11.1 million in the prior year quarter. On a non-GAAP basis, net income for the quarter was $11.0 million, or $0.23 per diluted share, compared to $4.5 million, or $0.11 per diluted share, in the prior year quarter. On a GAAP basis, net loss was ($5.7) million for the fourth quarter, or ($0.12) per diluted share, compared to ($3.8) million, or ($0.10) per diluted share, in the prior year, as the Company incurred certain costs in each year, both cash and non-cash, that were not representative of its ongoing business. See tables below for a reconciliation of GAAP to non-GAAP measures.

Sequential Chief Executive Officer, Yehuda Shmidman, commented, “2015 was a significant year of growth for Sequential. With over 150 licensees, strong brands driving $4 billion in annual retail sales, committed financial stakeholders, a continued eye on strategic acquisitions and a winning activation team, we believe that we are well positioned for further growth in 2016 and beyond.” Shmidman added, “We are fully on track with the integration of the Martha Stewart business into our platform and we are encouraged by our early progress to date in activating new growth for the long term.”

Full Year 2015 Results:

Total revenue for the year ended December 31, 2015 increased to $88.3 million, compared to $41.8 million in the prior year. Adjusted EBITDA for the year ended December 31, 2015 was $53.4 million, compared to $24.0 million in the prior year, and the Company's non-GAAP net income was $20.6 million, or $0.48 per diluted share, for the year ended December 31, 2015, compared to $8.6 million, or $0.27 per diluted share, in the prior year. On a GAAP basis, net loss was ($2.9) million for the year ended December 31, 2015, or ($0.07) per diluted share, compared to ($1.1) million, or ($0.04) per diluted share, in the prior year, as the Company incurred certain costs in each year, both cash and non-cash, that were not representative of its ongoing business. See tables below for a reconciliation of GAAP to non-GAAP measures.

Financial Update:

For the year ending December 31, 2016, the Company is reiterating its guidance of $145.0 to $150.0 million in revenue and Adjusted EBITDA of $83.0 to $87.0 million. The Company's contractual guaranteed minimum royalties for 2016 are approximately $100 million. Consistent with the Company's historical quarterly results, the Company expects revenue for 2016 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company's licensees.

Following the completion of the MSLO merger integration, the Company expects its twelve-month run rate to be $150.0 to $155.0 million of revenue and $92.5 to $95.0 million of Adjusted EBITDA.

The Company recently released a new three-year plan, with the goal of achieving $250.0 million of revenue and $175.0 million of Adjusted EBITDA.

Investor Call and Webcast:

Management will provide further commentary today, February 24, 2016, on the Company's financial results via a conference call and webcast beginning at approximately 8:00am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company's website www.sequentialbrandsgroup.com.

Non GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP income and non-GAAP income per share. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (GAAP), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its ongoing business. See below for a reconciliation of these non-GAAP metrics to the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, home, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential's website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Sequential relate to future results, or state intentions, beliefs, expectations or predictions of the future, which are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Sequential's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, revenue, sales and other projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions. For example, in this press release we may use forward-looking statements when addressing topics such as revenue, adjusted EBITDA and contractual guaranteed minimum royalties, non-GAAP net income, income per share and non-GAAP income per share.  Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company and its predecessors have filed with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the ability to successfully integrate acquisitions; (iv) the ability to realize anticipated benefits and synergies of acquisitions; (v) the potential impact of acquisitions on relationships, including with employees, licensees, customers and competitors; (vi) operational or financial problems at any of our licensees and resulting failure to collect minimum royalties and (vii) other circumstances beyond our control. Refer to the section entitled "Risk Factors" in the Annual Reports on Form 10-K and Quarterly Reports on Form 10- Q of the Company and its predecessors for a discussion of important risks, uncertainties and other factors that may affect Sequential's businesses, results of operations and financial condition. Sequential's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. Sequential is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Inquiries

Katherine Nash, 512-757-2566

knash@sbg-ny.com

Media Inquiries

Jaime Cassavechia, 212-518-4771 x108

jcassavechia@sbg-ny.com

Consolidated Income Statements:

(in thousands, except share and earnings per share data)
	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net revenue	$31,429	$18,571	$88,262	$41,837
Operating expenses	28,050	8,605	58,611	29,806
Income from operations	3,379	9,966	29,651	12,031
Other income	433	-	1,133	5
Interest expense	12,563	3,386	29,725	9,746
(Loss) income before income taxes	(8,751)	6,580	1,059	2,290
(Benefit from) provision for income taxes	(4,705)	10,292	(1,357)	2,936
Net (loss) income	(4,046)	(3,712)	2,416	(646)
Net income attributable to non-controlling interest	(1,670)	(137)	(5,287)	(422)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(5,716)	$(3,849)	$(2,871)	$(1,068)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(0.12)	$(0.10)	$(0.07)	$(0.04)

Weighted-average common shares outstanding:
Basic and diluted	46,499,340	38,127,525	41,177,523	29,964,604

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

GAAP net loss	$(5,716)	$(3,849)	$(2,871)	$(1,068)

Adjustments:
Deal costs (a)	4,218	378	10,778	7,689
Non-cash mark-to-market stock-based compensation expense (b)	(548)	134	59	585
Gain on sale of People's Liberation (c)	-	-	(700)	-
Write-off of deferred financing costs and debt discount (d)	4,081	-	6,200	1,615
Brand Matter LLC purchase price adjustment (e)	-	-	-	550
Write-off of JCP fixturing (f)	-	-	-	900
Restructuring (g)	8,717	-	8,717	-
Revo purchase price adjustment (h)	1,295	-	1,295	-
Galaxy Brand Holdings, Inc. purchase price adjustment (i)	(433)	-	(433)	-
Adjustment to taxes (j)	(616)	7,857	(2,416)	(1,687)
Total non-GAAP adjustments	16,714	8,369	23,500	9,652

Non-GAAP net income (1)	$10,998	$4,520	$20,629	$8,584
Non-GAAP weighted average diluted shares	48,643,718	41,125,414	43,387,116	32,313,876

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
Diluted EPS:	2015	2014	2015	2014

GAAP loss per share	$(0.12)	$(0.10)	$(0.07)	$(0.04)

Adjustments:
Deal costs (a)	0.09	0.01	0.25	0.24
Non-cash mark-to-market stock-based compensation expense (b)	(0.01)	0.00	0.00	0.02
Gain on sale of People's Liberation (c)	-	-	(0.02)	-
Write-off of deferred financing costs and debt discount (d)	0.08	-	0.15	0.05
Brand Matter LLC purchase price adjustment (e)	-	-	-	0.02
Write-off of JCP fixturing (f)	-	-	-	0.03
Restructuring (g)	0.18	-	0.20	-
Revo purchase price adjustment (h)	0.03	-	0.03	-
Galaxy Brand Holdings, Inc. purchase price adjustment (i)	(0.01)	-	(0.01)	-
Adjustment to taxes (j)	(0.01)	0.20	(0.05)	(0.05)
Total non-GAAP adjustments	$0.35	$0.21	$0.55	$0.31

Non-GAAP earnings per share (1)	$0.23	$0.11	$0.48	$0.27

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

GAAP net loss	$(5,716)	$(3,849)	$(2,871)	$(1,068)

Adjustments:
Taxes	(4,705)	10,292	(1,357)	2,936
Interest expense, net	12,563	3,386	29,725	9,746
Non-cash compensation	751	564	6,397	2,184
Depreciation and amortization	636	358	1,893	1,107
Deal costs (a)	4,218	378	10,778	7,689
Gain on sale of People's Liberation (c)	-	-	(700)	-
Brand Matter LLC purchase price adjustment (e)	-	-	-	550
Write-off of JCP fixturing (f)	-	-	-	900
Restructuring (g)	8,717	-	8,717	-
Revo purchase price adjustment (h)	1,295	-	1,295	-
Galaxy Brand Holdings, Inc. purchase price adjustment (i)	(433)	-	(433)	-
	23,042	14,978	56,315	25,112

Adjusted EBITDA (2)	$17,326	$11,129	$53,444	$24,044

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net loss excluding deal costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation brand, write-off of deferred financing costs and debt discount, Brand Matter LLC purchase price adjustment, write-off of JCP fixturing restructuring, Revo purchase price adjustment and Galaxy Brand Holdings, Inc. purchase price adjustment. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(2)	Adjusted EBITDA is defined as net loss, excluding interest income or expense, income taxes, depreciation and amortization, and excluding deal costs, non-cash compensation, gain on sale of People's Liberation, Brand Matter LLC purchase price adjustment, write-off of JCP fixturing, restructuring, Revo purchase price adjustment and Galaxy Brand Holdings, Inc. purchase price adjustment. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(c)	Represents the gain on sale of the People's Liberation brand in Q1 2015.

(d)	Represents the write-off of existing deferred financing costs and debt discount as a result of the extinguishments of the Company's second lien term facility in accordance with GAAP for 2015. Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility for 2014.

(e)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.

(f)	Represents the write-off of JC Penney fixtures for the William Rast business that terminated June 30, 2014 and relaunched exclusively with Lord & Taylor in Fall 2014.

(g)	Represents costs related to restructuring charges of the Martha Stewart Living Omnimedia, Inc. acquisition.

(h)	Represents the write-off of a receivable related to estimated inventory acquired and sold to a third-party during the acquisition of the Revo brand in 2013.

(i)	Represents the write-off of acquired estimated liabilities assumed during the acquisiton of Galaxy Brand Holdings, Inc. during 2014.

(j)	Adjustment in 2015 reflects that the Company will only pay cash taxes of approximately $1 million per year as the Company's NOL's and other tax benefits will reduce any additional tax obligation. Adjustment in 2014 is to reflect a statutory tax rate of 35%.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2016 and Post-Integration Run Rate

(in thousands)

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Post-Integration Run Rate
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$19,840	$17,565	$24,765	$23,465

Adjustments:
Interest expense, net	44,300	44,300	44,300	44,300
Depreciation and amortization	3,600	3,600	3,600	3,600
Taxes	8,260	7,035	13,335	12,635
Non-cash compensation	9,000	8,500	9,000	8,500
Restructuring (a)	2,000	2,000	-	-
	67,160	65,435	70,235	69,035

Adjusted EBITDA (1)	$87,000	$83,000	$95,000	$92,500

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Projected Fiscal Year 2016
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$19,840	$17,565	$24,765	$23,465

Adjustments:
Restructuring (a)	2,000	2,000	-	-
Adjustment for non-cash taxes (b)	7,260	6,035	12,335	11,635
Total non-GAAP adjustments	9,260	8,035	12,335	11,635

Non-GAAP net income (2)	$29,100	$25,600	$37,100	$35,100

Weighted average diluted shares	62,050,000	62,050,000	62,050,000	62,050,000

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Projected Fiscal Year 2016
	High	Low	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.32	$0.28	$0.40	$0.38

Adjustments:
Restructuring (a)	0.03	0.03	-	-
Adjustment for non-cash taxes (b)	0.12	0.10	0.20	0.19
Total non-GAAP adjustments	$0.15	$0.13	$0.20	$0.19

Non-GAAP earnings per share (2)	$0.47	$0.41	$0.60	$0.57

(1)	Adjusted EBITDA is defined as net income, excluding interest income or expense, taxes, depreciation and amortization, restructuring and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding restructuring and adjustment for non-cash taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(a)	Represents costs related to restructuring charges of the Martha Stewart Living Omnimedia, Inc. acquisition.

(b)	Adjustment to reflect that the Company will only pay cash taxes of approximately $1 million per year as the Company's NOL's and other tax benefits will reduce any additional tax obligation.